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                              EXTENSION AGREEMENT

     THIS EXTENSION AGREEMENT is made and entered into effictive the day of NOVEMBER 1997 by and between PROFLIGHT MEDICAL RESPONSE, INC., a Colorado corporation formerly known as PROFLIGHT, INC., ('Proflight') whose address is 7211 S. Peoria, Suite 200, Englewood, Colorado 80112 and Lear Three, L.L.C. (which is hereinafter referred to, together with each subsequent holder of this note, as 'Holder') whose address is 7427 South Richfield Street, Foxfield, Colorado 80016.

                                   RECITALS:

     1. On February 6, 1997, Proflight executed its Promissory Note in favor of Holder in the amount of $100,00.00 to $150,000.00 calling for monthly payments due on the fifth (5th) day of each month of interest only at the rate of three percent (3%) per month payable at a rate equal to one dollar for each one thousand dollars loaned to Proflight by Holder (the 'Promissory Note').

     2. According to the terms of the Promissory Note, the entire principal balance, together with accrued interest, filing and related fees would be due and payable on May 31, 1997 or upon Proflight's receipt of proceeds generated by Initial Public Offering of common stock in Proflight, whichever was earlier.

     3. On or about May 22, 1997, Proflight and Holder extended the date for repayment of said Promissory Note from May 31, 1997 to November 30, 1997, or upon Proflight's receipt of proceeds generated by the Initial Public Offering of common stock in Proflight, whichever was earlier.

     4. Proflight and the Holder have determined it to be in their mutual best interests to further extend the date for repayment of all principal, together with accrued interest, filing and related fees.

     NOW THEREFORE, in consideration of their mutual promises and covenants, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

        The due date for payment of the entire outstanding indebtedness evidenced by the Promissory Note, including principal, accrued interest, filing and related fees shall be due and is hereby extended to be payable on January 31, 1998 or upon the receipt of proceeds generated by the Initial Public Offering of common stock in Proflight, whichever is earlier.


        All other terms and conditions of the Promissory Note shall remain in full force and effect, including the continuance of monthly interest payments as set forth in the Promissory Note.



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Dated this 17 day of November, 1997.

Proflight Medical Response, Inc.                  Lear Three, LLC

by: [signature illegible]                           by: [signature illegible]
   _____________________________                       ________________________

its: CFO                                           its:   Manager
   _____________________________                       ________________________






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